UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 18, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24923 (Commission File Number)	25-1799439 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Effective on April 19, 2011, Conexant Systems, Inc., a Delaware corporation (the “Company”), completed its previously announced merger with Gold Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Gold Holdings, Inc., a Delaware corporation (“Gold”). Pursuant to the Agreement and Plan of Merger dated as of February 20, 2011, by and among the Company, Gold and Merger Sub (the “Merger Agreement”), Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Gold (the “Merger”).
     In connection with the consummation of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive $2.40 (the “Gold Merger Consideration”) in cash, without interest and subject to any applicable withholding tax. In addition, any options to acquire Company Common Stock that were outstanding and unexercised immediately prior to the Effective Time were cancelled and converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the Gold Merger Consideration over the exercise price per share under the option for each share subject to such option. After the Effective Time, any such cancelled option will no longer be exercisable by the former holder of such option, but will only entitle such holder to the payment described in the preceding sentence. Any option with an exercise price greater than or equal to the Gold Merger Consideration was cancelled without consideration and is of no further force and effect. In addition, at the Effective Time, the vesting of each share of restricted stock was accelerated, and each such share was cancelled and converted into the right to receive the Gold Merger Consideration.
     Each restricted stock unit (“RSU”) that, as of immediately prior to the Effective Time, was outstanding and either (1) vested, (2) held by a non-employee director of the Company, or (3) held by a management-level employee of the Company at the rank of senior vice president or above was cancelled and converted into the right to receive, with respect to each such unit, an amount of cash equal to the Gold Merger Consideration. With respect to each RSU that, as of the Effective Time, was outstanding and held by an employee of the Company and that is not otherwise described above, the holder of such RSU will be entitled to receive with respect to each RSU on the date that the RSU would have otherwise vested had the Effective Time not occurred an amount of cash equal to the Gold Merger Consideration; provided that such payment will only be required if (a) the employee continues to be employed continuously by the surviving corporation through and including the original vesting date of such RSUs and (b) the employee has not otherwise been issued or granted any incentive compensation following the Effective Time (but prior to such original vesting date) that the surviving corporation’s board of directors has determined in good faith in its sole discretion to be an appropriate replacement for such RSUs. All other RSUs were cancelled without consideration and are of no further force and effect.
     The foregoing description of the Merger Agreement and the Merger (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2011.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 18, 2011, in connection with the consummation of the Merger, the Company requested that NASDAQ suspend trading of the Company Common Stock prior to the open of trading on April 19, 2011 and file a Form 25 with the SEC to report that the Company Common Stock is no longer listed on NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.
     The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
     As a result of the Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Gold. The information regarding the Merger is set forth in Item 2.01 above and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors resigned from the Board of Directors, effective as of the Effective Time: D. Scott Mercer, William E. Bendush, Steven J. Bilodeau, F. Craig Farrill, Balakrishnan S. Iyer and Matthew E. Massengill. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Director Jerre L. Stead’s previously announced resignation also became effective as of the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the consummation of the Merger, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)-(b). The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 18, 2011. Results of the voting at the Annual Meeting are set forth below, and took effect prior to the Merger.
Proposal No. 1. The stockholders adopted the Merger Agreement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

41,804,235	1,377,621	473,564	25,596,895
Proposal No. 2. The stockholders elected the following two directors to hold office until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified based upon the following votes:

			Broker
	For	Withheld	Non-Votes
Steven J. Bilodeau	39,519,714	4,135,706	25,596,895
D. Scott Mercer	41,833,726	1,821,694	25,596,895
Proposal No. 3. The stockholders approved on an advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement relating to the Annual Meeting. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

38,249,302	3,981,396	1,424,722	25,596,895

Proposal No. 4. The stockholders voted on an advisory basis on the frequency of an advisory vote on executive compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

35,789,914	1,451,887	4,854,262	1,559,357	25,596,895
Proposal No. 5. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2011. The voting results were as follows:

For	Against	Abstain

67,004,568	928,916	1,318,831
Proposal No. 6. The Company solicited proxies with respect to a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the meeting to adopt the merger agreement. The adjournment proposal, which was unnecessary in light of the adoption of the merger agreement as indicated above, was not submitted to the Company’s stockholders for approval at the Annual Meeting.
(d). In light of the Merger, the Company does not expect to be required to hold future advisory votes on executive compensation.

Item 8.01	Other Events.
     On April 19, 2011, the Company issued a press release in connection with the consummation of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company.
99.1	Press Release issued by the Company, dated April 19, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
	By:	/s/ Sailesh Chittipeddi
Date: April 19, 2011		Sailesh Chittipeddi
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
99.1	Press Release issued by the Company, dated April 19, 2011.